Exhibit 99.1

Jerrold J. Pellizzon	Dan Matsui/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421 x-262	(310) 208-2550

CERADYNE, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

Company now complies with Nasdaq Rules

Costa Mesa, California — November 8, 2004 — Ceradyne, Inc. (Company) (Nasdaq NM: CRDN) reported that it received a letter from the staff of the Nasdaq Stock Market, Inc. indicating that the Company had failed to timely certify to Nasdaq that it is in compliance with the new Audit Committee composition, Audit Committee charter, Nominating Committee charter, Executive Sessions and Code of Conduct requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(d)(2)(A), 4350(d)(1), 4350(c)(4)(B), 4350(c)(2), and 4350(n).

On November 5, 2004, the Company submitted the required Corporate Governance Certification Form to Nasdaq, in which the Company certified that it is in compliance with all of the foregoing Marketplace Rules. The Nasdaq staff notified the Company on November 5, 2004 that the Company is now in compliance with all of the foregoing Marketplace Rules, and the matter is now closed.

Ceradyne develops, manufactures, and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel, and commercial applications. Additional information about the Company can be found at www.ceradyne.com.

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